Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-180077 on Form S-3 of our report dated March 29, 2012, relating to the consolidated financial statements and financial statement schedules of Cole Credit Property Trust III, Inc. and subsidiaries appearing in this Annual Report on Form 10-K of Cole Credit Property Trust III, Inc. for the year ended December 31, 2011.

/s/ Deloitte & Touche LLP

Phoenix, Arizona

March 29, 2012